Exhibit 10.21

[Execution Copy]

AWARD NOTICE

AND

RESTRICTED STOCK UNIT AGREEMENT

(DIRECTORS)

INVITATION HOMES INC.

2017 OMNIBUS INCENTIVE PLAN

The Participant has been granted Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Restricted Stock Unit Agreement and the Plan, as applicable.

Participant:

Date of Grant:

Restricted Stock Units Granted:	RSUs

Vesting Schedule:	Subject to the Participant’s continued Service through the applicable vesting date, the RSUs will become fully vested on the date of the 2018 annual meeting of the Company’s shareholders. If a Change in Control occurs during the Participant’s continued Service and prior to the vesting date, a pro-rated portion of the RSUs will become vested, based on a fraction, the numerator of which is the number of calendar months which commence after the Date of Grant and prior to the Change in Control, and the denominator of which is 15, which fraction shall not exceed 1.0.

RESTRICTED STOCK UNIT AGREEMENT

(DIRECTORS)

INVITATION HOMES INC.

2017 OMNIBUS INCENTIVE PLAN

This Restricted Stock Unit Agreement, effective as of the Date of Grant (as defined below), is between Invitation Homes Inc., a Maryland corporation (the “Company”), and the Participant (as defined below).

WHEREAS, the Company has adopted the Invitation Homes Inc. 2017 Omnibus Incentive Plan (as it may be amended, the “Plan”) in order to provide additional incentives to selected officers, employees, consultants and advisors of the Company Group; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to grant RSUs to the Participant as provided herein and the Company and the Participant hereby wish to memorialize the terms and conditions applicable to such RSUs.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a) “Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice.

(b) “Award Notice” shall mean the notice to the Participant.

(c) “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(d) “Participant” shall mean the “Participant” listed in the Award Notice.

(e) “RSUs” shall mean that number of Restricted Stock Units listed in the Award Notice as “Restricted Stock Units Granted.”

(f) “Service” shall mean the Participant’s service as a member of the Board of Directors of the Company.

(g) “Shares” shall mean a number of shares of the Company’s Common Stock equal to the number of RSUs.

2. Grant of Units. The Company hereby grants the RSUs to the Participant, each of which represents the right to receive one Share upon vesting of such RSU, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement.

3. RSU Account. The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of RSUs credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Company.

4. Vesting; Settlement. The RSUs shall become vested in accordance with the schedule set forth on the Award Notice. The Company shall deliver to the Participant one share of Common Stock for each RSU (as adjusted under the Plan) which becomes vested in a given calendar year, pursuant to Section 12, below, and such vested RSU shall be cancelled upon such delivery.

5. Termination of Service. In the event that the Participant voluntarily terminates such Participant’s Service with the Company Group for any reason (excluding death or Disability), any unvested RSUs shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested RSUs shall cease as of the effective date of termination (the “Termination Date”) (unless otherwise provided for by the Board). Whether (and the circumstances under which) the Participant’s Service has terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Board.

6. Dividends. Upon the declaration by the Company of dividends to holders of its Common Stock, the Participant shall be entitled to receive dividend equivalent payments (“Dividend Equivalents”) in respect of all of such Participant’s RSUs, whether unvested or vested and not yet settled, as of the record date for such dividend. The Dividend Equivalents shall be delivered to the Participant on the regular payment date that such dividend is made to all holders of the Company’s Common Stock and in the same form as are delivered to holders of the Company’s Common Stock (i.e., in either cash or in shares of Common Stock which Common Stock will not be not subject to any vesting conditions).

7. Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the Participant’s right under the RSUs to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary (if permitted by the Board) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8. Clawback Policy. The RSUs and all proceeds of the RSUs shall be subject to the Company’s Clawback Policy, if any, and as in effect from time to time, to the extent the Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.

9. No Right to Continued Service or Engagement. Neither the Plan nor this Agreement nor the Participant’s receipt of the RSUs hereunder shall impose any obligation on the Company or any of its Affiliates to continue the Service or engagement of the Participant. Further, the Company or any of its Affiliates (as applicable) may at any time terminate the Service of the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

10. No Rights as a Stockholder. The Participant’s interest in the RSUs shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance with Section 12.

11. Adjustments Upon Change in Capitalization. The terms of this Agreement, including the RSUs, the Participant’s Unit Account, any Dividend Equivalents, and/or the Shares, shall be subject to adjustment in accordance with Section 14 of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Company’s Common Stock (whether in the form of cash or other property).

12. Settlement and Issuance of Shares; Tax Withholding.

(a) The Company shall, as soon as reasonably practicable (and in any event within two and one-half months of the applicable vesting date), issue the Share underlying such vested RSU to the Participant, free and clear of all restrictions. The Company shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.

(b) The Participant agrees that to consistent with applicable law and the Participant’s status as an independent consultant for U.S. Federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Restricted Stock Units.

(c) Notwithstanding subsection (b) above, the Company shall have the right and is hereby authorized to withhold, from any Common Stock or from any compensation (including from any cash retainer payments or any other amounts payable to the Participant) the amount (in cash, Common Stock, or other property) the minimum amount necessary to satisfy federal, state, local or foreign withholding tax requirements, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction) and to take such other action as may be necessary in the opinion of the Board or the Company to satisfy all obligations for the payment of such withholding and taxes.

13. Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect thereof, shall be brought in any court of competent jurisdiction in the State of Maryland, and each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Maryland; (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum; and (c) any right to a jury trial. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

16. Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

17. Data Privacy Consent.

(a) General. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Participant’s service-recipient or contracting party (the “Service Recipient”) and the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).

(b) Use of Personal Data; Retention. The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.

(c) Withdrawal of Consent. The Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s service and career with the Service Recipient will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

18. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the RSUs contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past; (c) all determinations with respect to future grants of RSUs, if any, including the grant date, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s services contract, if any, and nothing can or must automatically be inferred from such services contract or its consequences; (f) grants of RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and for the avoidance of doubt, the RSUs shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to RSU proceeds in consequence of the termination of the Participant’s Service for any reason whatsoever and whether or not in breach of contract.

19. Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any RSUs granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of RSU Agreements by Participants.

20. Section 409A of the Code.

(a) This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Board shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

(b) Notwithstanding any other provision of this Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company shall not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

21. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

22. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

23. Acceptance and Agreement by the Participant. By accepting the RSUs (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the RSUs will lapse forty-five (45) days from the Date of Grant, and the RSUs will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligation sunder any other agreement between the Company and the Participant.

24. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

27. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.

[Signatures follow]

INVITATION HOMES INC.

By:
[NAME]
[TITLE]

Acknowledged and Agreed as of the date first written above:

Participant Signature